Exhibit 23

JAMES J. GARRITY

CERTIFIED PUBLIC ACCOUNTANT

P.O. BOX 448

733 NEPONSET STREET

NORWOOD, MASSACHUSETTS  02062

(781) 769-5522 * (781) 769-4061

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

  NEW YORK TIMES COMPANY

I consent to the incorporation by reference in Registration Statement No. 33-50459 on Form S-8 of my report dated June 11, 2004, on my audit of the financial statements and supplemental schedules of the Mechanical Union Savings Trust as of December 24, 2003 and 2002 and for the years then ended, which report is included in this Annual Report on Form 11-K.

/s/ James J. Garrity, CPA
JAMES J. GARRITY, CPA

Norwood, Massachusetts
June 11, 2004